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                                                                  EXHIBIT 3(i).1

[STAMP]

                           ARTICLES OF INCORPORATION

                                       OF

                         THE GAMBLER NETWORK.COM, INC.

     ----------------------------------------------------------------------

     FIRST: The name of this corporation is:

                         THE GAMBLER NETWORK.COM, INC.

     SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

     THIRD: The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada;

       To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

     FOURTH: The total authorized capital stock of the corporation is 50,000,000 shares of common stock with a par value of $.001 and 5,000,000 shares of preferred stock with a par value of $.001.

     FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

The name and post office address of the first board of directors, which shall be one in number is as follows:

        NAME                          POST OFFICE ADDRESS
    Marvin Winick                     16 Julia St.
                                       Thornhill, Ontario, Canada L3T 4R9

     SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.


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     SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

        NAME                          POST OFFICE ADDRESS
     C. Woodgate                      502 E. John Street, Room E
                                      Carson City, NV   89706

     EIGHTH: The corporation is to have perpetual existence.

     NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

     TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this thirty-first day of May, A.D. 2000.



                                            /s/ C. WOODGATE
                                            -----------------------------
                                            C. Woodgate, Incorporator

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                                                                 [STAMP]


                           CERTIFICATE OF ACCEPTANCE

                                       OF

                         APPOINTMENT OF RESIDENT AGENT

I, C. Woodgate, Authorized Representative, on behalf of CSC Services of Nevada, Inc. hereby accepts appointment as Resident Agent of the above-named corporation.


By: /s/ C. WOODGATE                            May 31, 2000
   -----------------------------
Authorized Representative


                                               /s/ KARA MCVEY
                                               ---------------------------------
                                               Kara McVey
             (SEAL)                                       Secretary of
                                                   THE GAMBLER NETWORK.COM, INC.




                                               City of
                                               County of
                                               Dated: